CROWN CORK & SEAL TO DELIST FROM THE PARIS STOCK EXCHANGE
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Philadelphia,  PA - November 20, 2001.  Crown Cork & Seal Company,  Inc. (NYSE &
Paris Bourse: CCK) today announced that the Company intends to delist its shares from the Paris Stock Exchange (Bourse) due to consistently low trading volumes. This action will be effective on December 27, 2001. Crown has retained Societe Generale as its agent in the delisting process.

Shareholders with shares through Euroclear France System will have the option to sell their shares on the NYSE or to retain them for future trading on the NYSE. The Company does not expect this action to have a material impact on trading volumes on the NYSE.

Crown Cork & Seal is a leading supplier of packaging products to consumer marketing companies around the world. World headquarters are located in Philadelphia, Pennsylvania.

For more information, contact:
Timothy J. Donahue, Senior Vice President - Finance (215) 698-5088.


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